Exhibit 99.4

ZENDESK, INC. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 8:00 a.m. Pacific Time on February 25, 2022, the day of the Special Meeting. VOTE BY INTERNET – WWW.CESVOTE.COM Use the Internet to transmit your voting instructions up until 8:00 a.m. Pacific Time on February 25, 2022, the day of the Special Meeting. Have your proxy card in hand when you access the website and follow the instructions. OR VOTE BY TELEPHONE – 1-888-693-8683 Use a touch-tone telephone to transmit your voting instructions up until 8:00 a.m. Pacific Time on February 25, 2022, the day of the Special Meeting. Have your proxy card in hand when you call and follow the instructions. OR VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. CONTROL NUMBER Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement/Prospectus is available at www.ViewOurMaterial.com/ZEN. If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. The Board of Directors of Zendesk, Inc. (“Zendesk”) recommends you vote “FOR” the following proposals: 1. Zendesk Share Issuance Proposal. To approve the issuance of shares of Zendesk common stock to the stockholders of Momentive Global Inc. (“Momentive”) in connection with the merger contemplated by the Agreement and Plan of Merger, dated October 28, 2021, as it may be amended from time to time, by and among Zendesk, Milky Way Acquisition Corp., and Momentive. FOR AGAINST ABSTAIN 2. Zendesk Adjournment Proposal. To approve the adjournment of the Zendesk special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Zendesk special meeting to approve the Zendesk Share Issuance Proposal. FOR AGAINST ABSTAIN Signature Date Signature (Joint Owner) Date Please sign exactly as your name or names appear on this proxy card. Executors, administrators, attorneys–in–fact or trustees should give their full titles as such. If the signer is a corporation, please sign full corporate name and have a duly authorized officer sign, stating the title. If a partnership, please sign in partnership name by an authorized person. When shares are held jointly, each holder should sign.

TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, ïƒª MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE. ZENDESK, INC. PROXY Special Meeting of Stockholders February 25, 2022, 10:00 a.m. Pacific Time This proxy is solicited by the Zendesk Board of Directors The undersigned hereby appoints Mikkel Svane and Shanti Ariker as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy, all the shares of common stock of Zendesk, Inc. standing in the name of the undersigned as of January 3, 2022, with all powers which the undersigned would possess if present at the Special Meeting of Stockholders of Zendesk, Inc. (including any adjournment, postponement or continuation thereof, the “Special Meeting”) to be held on February 25, 2022 virtually at www.cesonlineservices.com/zen22_vm and further authorizes them, to the extent authorized by law, to vote in the discretion of the proxies named herein with respect to such other business as may properly come before the Special Meeting. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting. Receipt of the Notice of the Special Meeting and Proxy Statement/Prospectus is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed on this proxy. If you do not give any direction, the proxy will be voted in accordance with the recommendations of the Board of Directors of Zendesk, Inc. The Board of Directors of Zendesk, Inc. recommends that you vote “FOR” proposals 1 and 2. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE BY THE INTERNET OR BY TELEPHONE. (Continued and to be signed on the reverse side)